UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 21, 2023

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation	(Commission file number)	(I.R.S. employer identification
or organization)		number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Itle o
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed by Dawson Geophysical Company (the “Company”) on March 24, 2023 (the “Initial 8-K”) with the United States Securities and Exchange Commission (the “SEC”), on March 24, 2023, the Company consummated an acquisition (the “Acquisition”) as set forth in that certain Asset Purchase Agreement (as amended from time to time, the “Purchase Agreement”), by and among the Company, Wilks Brothers, LLC, a Texas limited liability company, for the limited purposes set forth therein (“Wilks”), and Breckenridge Geophysical, LLC, a Texas limited liability company and a wholly-owned subsidiary of Wilks (“Breckenridge”). Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions described therein, the Company completed the purchase of substantially all of the Breckenridge assets related to seismic data acquisition services other than its multi-client data library (the “Assets”), in exchange for a combination of equity consideration and a convertible note (the “Transaction”). The consideration delivered by the Company to Wilks for the Assets consisted of the following equity consideration and convertible note (in the aggregate, the “Consideration”): (i) 1,188,235 newly-issued shares of common stock of the Company (the “Issued Common Shares”); and (ii) a convertible promissory note (the “Convertible Note”) in the principal amount of $9,880,000.50 payable on or after June 30, 2024 that, upon the terms and subject to the conditions described therein, will automatically convert into 5,811,765 newly-issued shares of common stock of the Company (the “Conversion Shares”) at a conversion price of $1.70 per share, subject to adjustment as described in the Convertible Note, after the Company receives stockholder approval of the proposal to issue the Conversion Shares upon conversion of the Convertible Note in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual.

The Company is filing this amendment to the Initial 8-K for the purpose of filing (i) the audited consolidated financial statements and related notes of Breckenridge as of and for the year ended December 31, 2022 and (ii) the unaudited proforma combined financial statements of the Company as of and for the year ended December 31, 2022, after giving effect to the Acquisition. This amendment should be read in conjunction with the Initial 8-K and the Company’s other filings with the SEC. Except as provided herein, the disclosures made in the Initial 8-K remain unchanged.

Item 9.01.            Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The audited financial statements of Breckenridge, which comprise the balance sheet as of December 31, 2022 and the related statements of operations, changes in member’s equity and cash flows for the year then ended and the related notes thereto, are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2022, the unaudited proforma combined financial statements of operations of the Company for the year ended December 31, 2022 and the notes related thereto are filed as Exhibit 99.2 hereto and incorporated herein by reference. These unaudited proforma combined financial statements give effect to the Acquisition on the basis, and subject to the assumptions, set forth in accordance with Article 11 of Regulation S-X.

(c) Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
23.1	—	Consent of RSM US LLP
99.1	—

Audited financial statements of Breckenridge Geophysical, LLC which comprise the balance sheet as of December 31, 2022, and the related statements of operations, changes in member’s equity cash flows for the year then ended and the related notes thereto, together with the report of RSM US LLP.

99.2	—

Unaudited proforma combined balance sheet of Dawson Geophysical Company as of December 31, 2022, unaudited proforma combined statements of operations of Dawson Geophysical Company for the year ended December 31, 2022, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: June 7, 2023	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

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